Exhibit 13.2

Certification by the Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Ruobai Sima, Chief Financial Officer of ATA Creativity Global (the “Company”), hereby certify, to the best of my knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Date: April 12, 2023

By:	/s/ Ruobai Sima
Name:	Ruobai Sima
Title:	Chief Financial Officer